Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Evofem Biosciences, Inc.

(Exact name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees Previously Paid	Debt	Common Stock	457(c)(3)	7,642,038	(6)	$0.4400	$3,362,496.72	$0.0001102	$376.60
Fees Previously Paid	Equity	Common Stock	457(c)(3)	3,336,730	(7)	$0.4400	$1,468,161.2	$0.0001102	$164.43
	Total Offering Amounts					—	$4,830,657.92	—	$541.03
	Total Fees Previously Paid					—	—	—	990.86
	Total Fee Offsets					—	—	—	—
	Net Fee Due					—	—	—	$0.00

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of common stock of Evofem Biosciences, Inc. (the “Registrant”) that become issuable with respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of outstanding shares of Registrant’s common stock.

(2)	Estimated in accordance with Rules 457(c) solely for purposes of calculating the registration fee on the basis of $0.44, the weighted average of the high and low prices of the Registrant’s common stock as reported on the OTCQB on August 1, 2023.

(3)	Consists of 7,642,038 shares of common stock registered for resale by the selling securityholder named in this registration statement, issuable upon the conversion of senior subordinated notes issued from December 2022 to July 3, 2023.

(4)	Consists of 3,336,730 shares of common stock registered for resale by the selling securityholder named in this registration statement, issuable upon the exercise of outstanding warrants granted from December 2022 to July 3, 2023.

(5)	A registration fee of $990.86 has previously been paid in connection with the initial filing of the Registration Statement, filed with the Securities and Exchange Commission on July 10. 2023. Accordingly, no registration fee is being paid with this Amendment No. 1 to the Registration Statement.